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                                                                    Exhibit 4.10

                              DECLARATION OF TRUST
                                       OF
                                  ADLT TRUST I



         DECLARATION OF TRUST, dated as of June 1, 1998, between Advanced Lighting Technologies, Inc., an Ohio corporation, as sponsor (the "Sponsor"), and Marc Ferruci, not in his individual capacity but solely as trustee (the "Delaware Trustee"). The Sponsor and the Delaware Trustee hereby agree as follows:

         1. The trust created hereby shall be known as ADLT Trust I (the
"Trust").

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10), which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that he will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Sponsor, the Delaware Trustee, and certain other trustees named therein will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below) at the time such registration statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. During such period, and except to the extent applicable law may otherwise require, the management of the affairs of the Trust shall be vested exclusively in the Sponsor.

         4. The Sponsor and the Delaware Trustee hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act (the Rule 462(b) Registration Statement) relating to the registration of the Preferred Securities under the Securities Act and (b) a Registration Statement on Form
8-A (the "1934 Act Registration Statement") (including any pre-effective or post-effective amendments thereto) relating to the registration of the Preferred Securities under Section 12(b) of the Securities Exchange Act of
1934, as amended; (ii) to prepare and file with any national securities exchange or automated quotation system and execute, in each case on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any






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national securities exchange or quoted on any automated quotation system; (iii)
to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate the terms of, and execute on behalf of the Trust, a purchase agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the Preferred Securities, substantially in the form included as an exhibit to the 1933 Act Registration Statement at the time it becomes effective under the Securities Act. In the event that any filing referred to in any of clauses (i)-(iii) above is required by the rules and regulations of the Commission, any national securities exchange, automated quotation system or state securities or blue sky laws, to be executed on behalf of the Trust by the Delaware Trustee, the Delaware Trustee is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee in his capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or any national securities exchange, automated quotation system or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and the Delaware Trustee, solely in his capacity as Trustee of the Trust, may constitute and appoint lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Delaware Trustee and in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement with all exhibits thereto, and other documents in connection therewith, and (ii) the Rule 462(b) Registration Statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The Delaware Trustee shall initially be the only trustees of the Trust. Thereafter, the Sponsor may increase or decrease (but not below one) the number of trustees of the Trust by executing a written instrument fixing such number, which instrument may be the amended and restated Delcaration referred to in paragraph 3; PROVIDED, HOWEVER, that so long as it is required by the Business Trust Act, one trustee of the Trust shall be either a natural person who is a resident of the State of Delaware or an entity other than a natural person that has its principal place of business in the State of Delaware and that, in either case, otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee at any time. The Delaware Trustee may resign upon thirty days' prior written notice to the Sponsor.

         7. The Delaware Trustee, in his capacity as trustee, shall not have any of the powers or duties of the Sponsor set forth herein and shall, except to the extent otherwise required by



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applicable law, be a trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

         8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                          Mark Ferucci,
                                          not in his individual capacity
                                          but solely as Delaware Trustee

                                          /s/ Mark Ferucci
                                         ----------------------------------









                                         ADVANCED LIGHTING TECHNOLOGIES,
                                         INC.,
                                         as Sponsor


                                         By: /s/ Wayne Hellman
                                            ----------------------------------
                                             Name: Wayne Hellman
                                             Title: